Exhibit 99.1

EMSC News - For Immediate Release

Contact:                Ron Cunningham, Director Marketing Communications

303-495-1213

ron.cunningham@emsc.net

Emergency Medical Services Corporation Announces New Acquisitions

Greenwood Village, Colo. (January 8, 2013) — Emergency Medical Services Corporation (EMSC or the Company) today announced that its Evolution Health subsidiary has acquired Guardian Healthcare Group, Inc., a post-acute care provider of skilled nursing and therapy services, with operations in Ohio, Oklahoma and Texas. The Company also announced that a clinical affiliate of its EmCare segment has acquired two anesthesiology companies.

Evolution Health is a health care services provider specializing in the post-acute care management of patients with advanced illness and chronic disease. Its physician-led multidisciplinary care teams include nurse practitioners, physician assistants and other clinical providers who provide a full range of services in alternative settings, including the home environment.

“Guardian will complement Evolution Health’s physician-led services in the post-acute care environment by managing patients in a home setting and at other alternative locations. Having an integrated physician-led care team provides a significant enhancement to our service capabilities,” said Steve Boyd, Chief Executive Officer of Guardian Healthcare. Mr. Boyd will serve as CEO of Evolution Health.

According to Bill Sanger, Chief Executive Officer of EMSC, “Currently, most high-acuity patients that transition from hospital-based physician services to home-based services do not receive the type of coordinated health care services provided by Evolution Health’s home based physician-led service model. We are excited about the high level of care that will be provided through the combination of Evolution Health and Guardian, and are confident that this will become a powerful force in the marketplace.”

The Company also announced that an affiliate of EmCare has acquired two anesthesiology companies, Saint Vincent Anesthesia Medical Group, Inc., and Golden State Anesthesia Consultants, Inc. The two companies are affiliated with each other and based in the Los Angeles, California metropolitan area. Both provide outsourced anesthesia services to seven hospitals in southern California, with another scheduled to start in February. They are expected to continue operating under their present brands as part of EmCare.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in this press release are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates and methods; the adequacy of our insurance coverage and insurance reserves; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry; the impact of potential changes in the healthcare industry; our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians; our ability to generate cash flow to service our debt obligations; the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment; the loss of one or more members of our senior management team; the outcome of government investigations of certain of our business practices; our ability to successfully restructure our operations to comply with future changes in government regulation; the loss of existing contracts and the accuracy of our assessment of costs under new contracts; the high level of competition in our industry; our ability to maintain or implement complex information systems; our ability to implement our business strategy; our ability to successfully integrate strategic acquisitions; and our ability to comply with the terms of our settlement agreements with the government.

About Emergency Medical Services Corporation

Emergency Medical Services Corporation (EMSC) is a leading provider of emergency medical services in the United States. EMSC operates three business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, EmCare Holdings, Inc. (EmCare), the Company’s outsourced facility-based physician services segment and Evolution Health, LLC, the Company’s post-acute care services provider. AMR is the leading provider of ambulance services in the United States. EmCare is the leading provider of outsourced physician services to healthcare facilities. Evolution Health provides physician-led multidisciplinary care teams that provide post-acute care management for patients with advanced illness. In 2011, EMSC provided services in 14.8 million patient encounters in more than 2,200 communities nationwide. EMSC is headquartered in Greenwood Village, Colorado. For additional information, visit www.emsc.net.

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